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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                         Date of report: April 16, 2002
                        (Date of earliest event reported)



                       PHILIPS INTERNATIONAL REALTY CORP.
             (Exact name of Registrant as specified in its charter)


                                    Maryland
                 (State or other jurisdiction of incorporation)


            000-23463                                            13-3963667
      (Commission File No.)                                   (I.R.S. Employer
                                                            Identification No.)


                                417 Fifth Avenue
                            New York, New York 10016
               (Address of principal executive offices; zip code)

                                 (212) 545-1100
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)



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Item 2.  Acquisition or Disposition of Assets


         Pursuant to the plan of liquidation (the "Plan of Liquidation") of Philips International Realty Corp., a Maryland corporation (the "Company"), approved by the stockholders of the Company on October 10, 2000, and as more full described in the Company's special meeting proxy statement dated September 8, 2000 (the "Proxy Statement"), the Company has disposed of the following property:

         On April 16, 2002, the Company completed the sale of its McHenry Commons shopping center property (the "Property") in McHenry, Illinois for approximately $3.9 million in cash, pursuant to a Sale and Purchase Agreement dated November 29, 2001 by and between Philips Shopping Center Fund, L.P., a Delaware limited partnership, as Seller, and GK Development, Inc., an Illinois corporation, and Star Realty Investors, LLC, an Illinois limited liability company, jointly and severally as Purchaser.

         The purchase price for the sale of the Property was determined as a result of arm's-length negotiations between unrelated parties. The factors considered by the Company in determining the price to be paid for the Property include its historical and expected cash flow, nature of the tenants and terms of leases in place, occupancy rate, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the Property and anticipated changes therein under the Company ownership, the physical condition and location of the Property, the anticipated effect on the Company financial results and other factors. The Company took into consideration prices at which it believes other comparable properties had recently been sold.

         Pursuant to the Plan of Liquidation, the Board of Directors of the Company has previously declared and paid four liquidating distributions to shareholders totaling $15.25 per share. The Board currently intends to retain the cash proceeds from the sale reported herein for distribution at a later date. Pending such future distribution, the funds will be invested in short-term, investment-grade interest bearing securities, such as securities of the United States government or its agencies, high-grade commercial paper and bank deposits. The Company has approximately 7.4 million shares of common stock and common stock equivalents which will participate in future distributions.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (b) Pro forma financial information relative to the sale reported herein and required pursuant to Article 11 of Regulation S-X is not included herein, but will be filed by an amendment to this Form 8-K within sixty (60) days from the date hereof.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    April 30, 2002



                                      PHILIPS INTERNATIONAL REALTY CORP.
                                       (Registrant)


                             By: /s/ Philip Pilevsky
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                                 Philip Pilevsky
                                 Chief Executive Officer